Information Classification: Limited Access Information Classification: Limited Access Execution Version JOINDER AGREEMENT TO MASTER CUSTODIAN AGREEMENT This Joinder Agreement dated March 13, 2025 with an effective date of on or about April 15, 2025 (or such other effective date to which the parties hereto may otherwise mutually agree) is by and among each Van Eck management investment company identified on Appendix A hereto (each a “Fund” and collectively, the “Funds”), each management company identified on Appendix B hereto ( each, a “New Fund” and collectively, the “New Funds”) and State Street Bank and Trust Company (the “Custodian”) (the “Agreement”). WITNESSETH: WHEREAS, the Funds and the Custodian are parties to that certain Master Custodian Agreement made as of July 22, 2019 with an effective date of on or about November 4, 2019 (or such other effective date to which the parties thereto may otherwise mutually agree) (the “Custody Agreement”); and WHEREAS, the Funds and the Custodian desire that each New Fund be a party to the Custody Agreement and receive the custody services set forth in the Custody Agreement; WHEREAS, the Funds and the Custodian desire to further amend and supplement the Custody Agreement upon the following terms and conditions; and NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds, each New Fund and the Custodian hereby agree as follows: 1. By executing this Agreement, each New Fund agrees to become a party to, and be bound by, and to comply with the terms of the Custody Agreement in the same manner as if each New Fund were an original signatory to the Custody Agreement. All references to a “Fund” or the “Funds” shall include each New Fund. 2. Each New Fund hereby appoints the Custodian to provide services in accordance with the terms set forth in the Custody Agreement. And the Custodian accepts such appointment and agrees to furnish such services to each New Fund. 3. Each New Fund will bear its own costs for such services, without duplication to the Funds or any of its series. 4. Appendix A to the Custody Agreement shall be replaced in its entirety by the Appendix A attached hereto and Appendix B shall be added to the Custody Agreement and both are incorporated herein by this reference. 5. General Provisions. This Agreement will at all times and in all respects be construed, interpreted, and governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof. This Agreement may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Agreement is intended to modify and amend the Custody Agreement and the terms of this Agreement and the Custody Agreement are to be construed to be cumulative and not

Information Classification: Limited Access Information Classification: Limited Access exclusive of each other. Except as provided herein, the Custody Agreement is hereby ratified and confirmed and remains in full force and effect. [Remainder of the page intentionally left blank]

Information Classification: Limited Access Information Classification: Limited Access IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date first above written. STATE STREET BANK AND TRUST COMPANY By: Name: _____________________________ Title: ______________________________ EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A HERETO By: Name: John J. Crimmins Title: Vice President EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX B HERETO By: Name: John J. Crimmins Title: Vice President Scott Shirrell Managing Director

Information Classification: Limited Access Information Classification: Limited Access APPENDIX A TO MASTER CUSTODIAN AGREEMENT REGISTERED MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF Van Eck ETF Trust VanEck Fallen Angel High Yield Bond ETF VanEck IG Floating Rate ETF VanEck Africa Index ETF VanEck Brazil Small-Cap ETF VanEck ChiNext ETF VanEck India Growth Leaders ETF VanEck Indonesia Index ETF VanEck Israel ETF VanEck Russia ETF VanEck Russia Small-Cap ETF VanEck Vietnam ETF VanEck BDC Income ETF VanEck Energy Income ETF VanEck Mortgage REIT Income ETF VanEck Preferred Securities ex Financials ETF VanEck Long/Flat Trend ETF VanEck Real Assets ETF VanEck Agribusiness ETF VanEck Coal ETF VanEck Gold Miners ETF VanEck Junior Gold Miners ETF VanEck Natural Resources ETF VanEck Oil Refiners ETF VanEck Oil Services ETF VanEck Rare Earth and Strategic Metals ETF VanEck Steel ETF VanEck Unranium and Nuclear Energy ETF VanEck Biotech ETF VanEck Environmental Services ETF VanEck Gaming ETF VanEck Pharmaceutical ETF VanEck Retail ETF VanEck Semiconductor ETF VanEck China Bond ETF VanEck Emerging Markets High Yield Bond ETF VanEck Green Bond ETF VanEck International High Yield Bond ETF VanEck J.P. Morgan EM Local Currency Bond ETF VanEck Intermediate Muni ETF

Information Classification: Limited Access Information Classification: Limited Access VanEck Long Muni ETF VanEck Short Muni ETF VanEck CEF Muni Income ETF VanEck High Yield Muni ETF VanEck Short High Yield Muni ETF VanEck Morningstar International Moat ETF VanEck Morningstar Wide Moat ETF VanEck Durable High Dividend ETF VanEck Morningstar Global Wide Moat ETF VanEck Video Gaming & eSports ETF VanEck Muni Allocation ETF VanEck Moody’s Analytics BBB Corporate Bond ETF VanEck Moody’s Analytics IG Corporate Bond ETF VanEck Digital India ETF VanEck Digital Transformation ETF VanEck Green Infrastructure ETF VanEck Green Metals ETF VanEck Low Carbon Energy ETF VanEck Morningstar ESG Moat ETF VanEck Morningstar SMID Moat ETF VanEck Morningstar Wide Moat Growth ETF VanEck Morningstar Wide Moat Value ETF VanEck Robotics ETF VanEck Social Sentiment ETF VanEck CMCI Commodity Strategy ETF VanEck Commodity Strategy ETF VanEck CLO ETF VanEck AA-BB CLO ETF VanEck Office + Commercial REIT ETF UNREGISTERED MANAGEMENT INVESTMENT COMPANIES Real Asset Allocation Subsidiary MV SCIF Mauritius Commodity Index Subsidiary *Portfolio receives Custodial Services only under this Agreement. Fund Accounting services are provided to the portfolio under a separate Accounting Services Agreement by and between State Street Bank and Trust Company and Van Eck Associates Corporation.

Information Classification: Limited Access Information Classification: Limited Access APPENDIX B TO MASTER CUSTODIAN AGREEMENT REGISTERED MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF VanEck Funds VanEck Onchain Economy ETF